Exhibit 3.31

CERTIFICATE OF FORMATION

OF

NWMC — WINFIELD ANESTHESIA PHYSICIANS, LLC

Pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”), the undersigned, desiring to form a limited liability company, does hereby certify as follows:

1.                                      The name of the limited liability company is NWMC — Winfield Anesthesia Physicians, LLC (the “Company”).

2.                                      The address of the Company’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

3.                                      This Certificate of Formation shall be effective upon filing with the Delaware Secretary of State.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 30th day of November, 2011

/s/ Christy S. Green
Christy S. Green
Authorized Person

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.                                      Name of Limited Liability Company:

NWMC-Winfield Anesthesia Physicians, LLC

2.                                      The Certificate of Formation of the limited liability company is hereby amended as follows:

1.  The name of the limited liability company is Andalusia Professional Services, LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 16th day of June, A.D. 2016 .

By:	/s/ Christy S. Green
Authorized Person(s)

Name:	Christy S. Green
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